Exhibit 99.2

INSTRUCTION: Read the proxy statement/prospectus before you vote by proxy. Then, to ensure that your shares are represented and that a quorum is present at the Special Meeting, we ask that you appoint the Proxies named below to vote your shares for you, whether or not you plan to attend the meeting. You can do that in either of the two ways described in the instructions on the reverse of this proxy card.

APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints [Charles T. Canaday, Jr., F. D. Hornaday III and John H. Love] (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all shares of the common stock of MidCarolina Financial Corporation (the “Corporation”) held of record by the undersigned on [XXX], 2011, at the Special Meeting of the Corporation’s shareholders (the “Special Meeting”) held at the [XXX], located at the [XXX], Burlington, North Carolina, at [XXX]: [XXX] [XXX].m. local time, on [XXX], 2011, and at any adjournments of the meeting. The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1.	To consider and vote on a proposal to approve the Agreement and Plan of Reorganization, dated as of December 15, 2010, between American National Bankshares Inc. (“American”) and the Corporation, and a related Plan of Merger (together, the “merger agreement”), whereby the Corporation will merge with and into a newly-formed subsidiary of American upon the terms and subject to the conditions set forth in the merger agreement.

☐ FOR                     ☐ AGAINST                      ☐ ABSTAIN

2.	To consider and vote on a proposal to adjourn or postpone the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the merger agreement.

☐ FOR                      ☐ AGAINST                      ☐ ABSTAIN

3.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

I (We) direct that the shares represented by this appointment of proxy be voted as instructed above. In the absence of any instruction, those shares may be voted by the Proxies “FOR” Proposal 1 and “FOR” Proposal 2. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Special Meeting by filing with the Corporation’s Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Special Meeting and announcing an intention to vote in person.

Dated: , 2011	Signature:

Signature (if shares held jointly):

Instruction: Please sign above exactly as your name appears at the top of this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

VOTING BY PROXY

Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the Special Meeting, we ask that you appoint the Proxies to vote your shares for you, whether or not you plan to attend the Special Meeting. You can do that in either of the following two ways.

VOTING BY PROXY CARD

You can mark and sign the proxy card on the reverse side of these instructions and fold and return this entire sheet in the enclosed postage-prepaid envelope.

OR

VOTING BY INTERNET

You can go to the Internet website (http://www.midcarolinabank.com/proxy). When you are prompted for your “control number,” enter the number printed just above your printed name at the top of the proxy card and then follow the instructions you will be given. You need not sign and return a proxy card. The authority you will be giving the Proxies is described in the proxy card and in our proxy statement for the Special Meeting. You should note that you may vote by Internet only until 5:00 p.m. EDT on [XXX], 2011, which is the day before the Special Meeting date. This is a “secured” website. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.